Exhibit 99.5

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Standard Financial Corp., and any amendments thereto, as a person who is about to become a director on the Board of Directors of Standard Financial Corp. (or its successor) in connection with the merger of Standard Financial Corp. and Allegheny Valley Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

December 13, 2016	/s/ Gregory J. Saxon
Gregory J. Saxon